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                                                                  EXHIBIT 10.19

                          DIGITALCONVERGENCE.:COM INC.

                          EMPLOYEE STOCK PURCHASE PLAN


     1. PURPOSE. The purpose of the DIGITALCONVERGENCE.:COM INC. Employee Stock Purchase Plan (the "Plan") is to provide eligible employees with an incentive to advance the interests of DIGITALCONVERGENCE.:COM INC. (the "Company") by affording an opportunity to purchase stock of the Company at a favorable price.

     2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Company (the "Committee") as appointed by the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and limitations on the number of shares subject to a participant's option under the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee may approve the use of a voice response system through which Eligible Employees and the Committee may act under the Plan, as an alternative to written forms, notices and elections.

     3. PARTICIPATING COMPANIES. Each present and future parent or subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code")) that is eligible by law to participate in the Plan shall be a "Participating Company" during the period that such corporation is such a parent or subsidiary corporation; provided, however, that the Committee may at any time and from time to time, in its sole discretion, prevent or terminate a Participating Company's Plan participation. Any Participating Company may, by appropriate action of its Board of Directors, prevent or terminate its participation in the Plan. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder.

     4. ELIGIBILITY. All employees of the Company and the Participating Companies who have been continually employed by the Company or any Participating Company (including any predecessor entity) for at least 6 months (including any authorized leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2)) as of the applicable Date of Grant (as defined in subparagraph 6(a)) and who are customarily employed at least 20 hours per week and at least 5 months per year shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock


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possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code) ("Eligible Employee").

     5. STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 12 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 1,000,000 shares of the authorized $.01 par value common stock of the Company ("Stock"), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

     6. GRANT OF OPTIONS. (a) GENERAL STATEMENT; "DATE OF GRANT"; "OPTION PERIOD"; "DATE OF EXERCISE". Upon the effective date of the Plan, as provided in Section 14, and continuing while the Plan remains in force, the Company shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee and except as provided below, these options shall be granted on the first day of January and July of each year (each of which dates is herein referred to as a "Date of Grant"). The term of each option, except as provided below, shall be for a period of 6 months, ending on June 30 or December 31, as the case may be (each such 6-month period is herein referred to as an "Option Period"), which shall begin on a Date of Grant. The last day of each Option Period is herein referred to as a "Date of Exercise." The term of the first Option Period shall begin on the effective date of the Plan, as provided in Section 14, and shall end on the following June 30. The first day of the first Option Period shall be a Date of Grant and the last day of such Option Period shall be a Date of Exercise. The number of shares subject to each option shall be the quotient of the sum of the payroll deductions withheld on behalf of each participant in accordance with subparagraph 6(b) and the payments made by such participant pursuant to subparagraph 6(f) during the Option Period and any amount carried forward from the preceding Option Period pursuant to subparagraph 7(a), divided by the "Option Price" (as defined in subparagraph 7(b)) of the Stock, excluding all fractions; provided, however, that the maximum number of shares that may be subject to any option may not exceed 10,000 shares (subject to adjustment as provided in paragraph 12).

         (b) ELECTION TO PARTICIPATE; DEDUCTION AUTHORIZATION. Except as provided in subparagraph 6(f), an Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(g), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization on a form prepared by the Committee whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates an integral percentage or specific amount (as determined by the Committee) of his "Eligible Compensation" (as defined in subparagraph 6(d)) to be deducted from his compensation for each pay period and credited to a book entry account established in his name. The designated percentage or specific amount may not result in a deduction during any payroll period of an amount less than $20.00. The designated percentage or specific amount may not exceed either of the following: (i) 25% of the amount of Eligible Compensation from which the deduction is made;


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or (ii) an amount which will result in noncompliance with the limitations stated in subparagraphs 6(a) or 6(e).

         (c) CHANGES IN PAYROLL AUTHORIZATION. Except as provided in subparagraph 8(a), the payroll deduction authorization referred to in subparagraph 6(b) may not be changed during the Option Period.

         (d) "ELIGIBLE COMPENSATION" DEFINED. The term "Eligible Compensation" means the gross (before taxes are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the Option Period, except that such term shall include elective contributions made on an employee's behalf by the Company or a Participating Company that are not includable in income under Section 125 or Section 402(e)(3) of the Code. Notwithstanding the foregoing, "Eligible Compensation" shall not include (i) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Section 401(a) of the Code (other than amounts considered as employer contributions under Section 402(e)(3) of the
Code) or nonqualified, (ii) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of
Section 422 of the Code, (iii) amounts realized at the time property described in Section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (iv) amounts realized as a result of an election described in Section 83(b) of the Code, and (v) any amount realized as a result of a disqualifying disposition within the meaning of Section 421(b) of the Code.

         (e) $25,000 LIMITATION. No Eligible Employee shall be granted an option under the Plan to the extent such grant would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (as defined in subparagraph 7(b)), determined at the time the option is granted, for each calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code).

         (f) LEAVES OF ABSENCE. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant's elected payroll deductions shall continue. If a participant takes an unpaid leave of absence, then such participant may not make additional contributions under the Plan while on unpaid leave of absence, and the participant's payroll deductions for the applicable Option Period shall remain subject to the Plan and used to exercise options on the next following Date of Exercise.

         (g) CONTINUING ELECTION. A participant (i) who has elected to participate in the Plan pursuant to subparagraph 6(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant, shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Date(s) of Grant as was in effect for the Date of Grant for which he made such election to participate. A participant who wants to discontinue participation in the Plan for a subsequent Option Period shall deliver to the Company a notice of withdrawal, on a form prepared by the Committee, at least 30 days prior to the beginning of the Option Period.


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     7.  EXERCISE OF OPTIONS. (a) GENERAL STATEMENT. Each Eligible Employee
who is a participant in the Plan, automatically and without any act on his part, shall be deemed to have exercised his option on each Date of Exercise to the extent that the cash balance then in his account under the Plan is sufficient to purchase at the "Option Price" (as defined in subparagraph 7(b)) whole shares of Stock. Any balance remaining in his account after payment of the purchase price of those whole shares, to the extent the balance is insufficient to purchase a whole share, shall be carried forward and used towards the purchase of whole shares in the next following Option Period. To the extent the balance remaining in his account after the payment of the purchase price exceeds the value of a share at such time the entire remaining balance shall be returned to the participant.

         (b) "OPTION PRICE" DEFINED. The Option Price per share of Stock to be paid by each optionee on each exercise of his option shall be an amount equal to the lesser of 85% of the Fair Market Value of the Stock on the Date of Exercise or on the Date of Grant. For all purposes under the Plan, the "Fair Market Value" of a share of Stock means, for a particular day:

                  (i) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

                  (ii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph
         (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

                  (iii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph
         (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or


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                  (iv)     If shares of Stock of the same class are not listed
         or admitted to unlisted trading privileges as provided in subparagraph
         (i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

                  (v) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i),
         (ii) or (iii).

         (c) DELIVERY OF SHARE CERTIFICATES. As soon as practicable after each Date of Exercise, the Company shall issue one or more certificates representing the total number of whole shares of Stock respecting exercised options in the aggregate of all of the Eligible Employees hereunder. Any such certificate shall be held by the Company (or its agent) and may be held in street name. If the Company issues a certificate representing the shares of more than one Eligible Employee, the Company shall keep accurate records of the beneficial interests of each Eligible Employee in each such certificate by means of a Company stock account. Each Eligible Employee shall be provided with such periodic statements as may be directed by the Committee reflecting all activity in any such Company stock account. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any participant in the Plan except to return to him the amount of the balance in his account. A participant may, on the form prescribed by the Committee, request the Company to deliver to such participant a certificate issued in his name representing all or a part of the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. Further, upon the termination of an participant's employment with the Company and its parent or subsidiary corporations for any reason whatsoever, the Company shall deliver to such employee a certificate issued in his name representing the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. While shares of Stock are held by the Company (or its agent), such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the employee who has purchased such shares; provided, however, that such restriction shall not apply to the transfer of such shares of Stock pursuant to (i) a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall be held by the Company pursuant to the provisions hereof or (ii) a divorce. The Committee may cause the Stock certificates issued in connection with the exercise of options under the Plan to bear such legend or legends, and the Committee may take such other actions, as it deems appropriate in order to reflect the provisions of this subparagraph 7(c) and to assure compliance with applicable securities laws. Neither the Company nor the Committee shall have any


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liability with respect to a delay in the delivery of a Stock certificate pursuant to this subparagraph 7(c).

     8. WITHDRAWAL FROM THE PLAN. (a) GENERAL STATEMENT. Any participant may withdraw in whole from the Plan at any time prior to 30 days before the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal on a form prepared by the Committee. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of the cash balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

         (b) ELIGIBILITY FOLLOWING WITHDRAWAL. A participant who withdraws from the Plan shall not be eligible to participate in the Plan during the then current Option Period, but shall be eligible to participate again in the Plan in a subsequent Option Period (provided that he is otherwise eligible to participate in the Plan at such time and complies with the enrollment procedures).

     9. TERMINATION OF EMPLOYMENT. If the employment of a participant terminates for any reason whatsoever (including death), his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall refund to him the amount of the cash balance in his account under the Plan, and thereupon his interest in unexercised options under the Plan shall terminate.

     10. RESTRICTION UPON ASSIGNMENT OF OPTION. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Plan.

     11. NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUES. With respect to shares of Stock subject to an option, a participant shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. A participant shall have the rights and privileges of a stockholder upon, but not until, a certificate for shares has been issued following exercise of his option. With respect to a participant's Stock held by the Company (or its agent) pursuant to subparagraph 7(c), the Company shall, as soon as practicable, pay the participant any cash dividends attributable thereto and facilitate the participant's voting rights attributable thereto.

     12. CHANGES IN STOCK; ADJUSTMENTS. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.


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         Upon the occurrence of a Change in Control, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding or the Committee elects to continue the options then outstanding without change, the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Change in Control.

         "Change in Control" means the occurrence of any of the following events:

                  (i) The agreement to acquire or tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act")) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of 50% or more of either (x) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph
(iii) below; or

                  (ii) Individuals who, as of the date of this Plan, constitute the Board cease for any reason to constitute at least a majority of the Incumbent Board, which shall be defined as the individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination)


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beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     13. USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant or credited to his account under the Plan.

     14. TERM OF THE PLAN. The Plan shall be effective as of the date of the consummation of a firm commitment underwritten public offering of common stock, $.01 par value, of the Company for cash where the proceeds to the Company (prior to deducting any underwriters' discounts and commissions) exceed $10 million and the shares of the Company's common stock registered under the Securities Act of 1933 are listed on a national exchange or the NASDAQ National Market System; provided that the Plan is approved by the stockholders of the Company within 12 months of the date of adoption by the Board. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan within 12 months after its adoption by the Board, then the Plan shall automatically terminate.

     15. AMENDMENT OR TERMINATION THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board and Committee shall have the right to alter or amend the Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided, that no change in any option theretofore granted may be made which would impair the rights of the participant without the consent of such participant; and provided, further, that the Board and Committee may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, or cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code without the approval of the stockholders of the Company.

     16. SECURITIES LAWS. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired


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pursuant to the Plan shall be subject to the Company's policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.

     17. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.






























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         EXECUTED this ______ day of _____________, 2000.

                                     DIGITALCONVERGENCE.:COM INC.



                                     By:   /s/ Michael Garin
                                        ---------------------------------------
                                     Name:  Michael Garin
                                     Title: President






























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